Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION OF

OFFICEMAX INCORPORATED

The corporation’s present name is that shown above.  The corporation was originally incorporated under the name of BOISE PAYETTE LUMBER COMPANY OF DELAWARE and the date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was April 23, 1931. On May 28, 1957, the corporation’s name was changed to BOISE CASCADE CORPORATION. This Restated Certificate of Incorporation was adopted by the board of directors of OfficeMax Incorporated on May 9, 2005, in accordance with the provisions of Section 245 of the General Corporation Law of the state of Delaware.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended, supplemented, or restated, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.  The capital of the corporation will not be reduced under or by reason of this restatement of the Restated Certificate of Incorporation.

FIRST:  The name of this corporation is OFFICEMAX INCORPORATED.

SECOND:  Its registered office in the state of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle.  The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:  The nature of the business, or objects or purposes to be transacted, promoted, or carried on are:

(a)                                  To engage in and carry on the business of acquiring, owning, buying, selling, leasing, mortgaging, and exchanging timber and timberlands, and in manufacturing, distributing, marketing, or otherwise dealing in timber and lumber and all of the various products thereof, and to carry on in any capacity any business pertaining to, or which in the judgment of the corporation may at any time be convenient and lawfully conducted in conjunction with, any of the matters aforesaid.

(b)                                 To acquire, own, lease, occupy, use, or develop any lands containing timber or containing coal, iron, manganese, stone, or any other ores or minerals of any nature, or oil or any woodlands or any other lands for any purposes.

(c)                                  To erect, install, and operate lumber mills, sawmills, paper mills, smelters, or any other mills or manufacturing plants of any nature.  To construct, operate, and equip private logging railroads to be used and operated only for the purpose of carrying on the business of this corporation and not as a public carrier.

(d)                                 To manufacture, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, trade, deal in, and deal with goods, wares, and merchandise and personal property of every class and description.

(e)                                  To acquire, and pay for in cash, stock, or bonds of this corporation or otherwise, the good will, rights, assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

(f)                                    To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, and trade names.

(g)                                 To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts, or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality, or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement, and enhancement in value thereof.

(h)                                 To enter into, make, and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or dependency thereof.

(i)                                     To borrow or raise moneys for any purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute, and issue promissory notes, draft, bills of exchange, warrants, bonds, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(j)                                     To loan to any person, firm, or corporation any of its surplus funds, either with or without security.

(k)                                  To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

(l)                                     To have one or more offices and to carry on all or any of its operations and business in any of the states, districts, territories, or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, or country.

(m)                               Without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, improve, convert, mortgage, sell, lease, convey, or otherwise dispose of or deal in, as a real estate agent, builder, contractor, or otherwise, real and personal property of every class and description in any of the states, districts, territories, or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, or country.

(n)                                 To enter into partnership, joint venture, or other arrangement with any person, corporation, partnership, or other entity or entities for the purpose of engaging in any business or transaction which the corporation is authorized to carry on; and to invest in, lend money to, and otherwise assist any such partnership or venture.

(o)                                 In general, to carry on any other business and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the state of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH:  The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred ten million (210,000,000), of which two hundred million (200,000,000) shares of the par value of $2.50 each are to be of a class designated Common Stock and ten million (10,000,000) shares without par value are to be of a class designated Preferred Stock.  The Preferred Stock shall be issuable in series.

 1.                                   Common Stock Provisions.

1.1                                 Dividend Rights.  Subject to provisions of law and the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.

1.2                                 Voting Rights.  Except as provided in the final two paragraphs of Section 2.6, the holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the corporation.  Except as otherwise provided by law or by the provisions of the Certificate of Incorporation or any amendment thereto or by resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have sole voting power.

1.3                                 Liquidation Rights.  In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

 2.                                   Preferred Stock Provisions.

2.1                                 Authority of the Board of Directors to Issue in Series.  The Preferred Stock may be issued from time to time in one or more series.  Subject to the provisions of the Certificate of Incorporation or any amendment thereto, authority is expressly granted to the board of directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof (sometimes referred to as powers, preferences, and rights) to the full extent now or hereafter permitted by law, including but not limited to the following:

(a)                                  The number of shares of such series (which may subsequently be increased by resolutions of the board of directors) and the distinctive designation thereof;

(b)                                 The dividend rate of such series and any limitations, restrictions, or conditions on the payment of such dividends;

(c)                                  The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(d)                                 The amounts which the holders of the shares of such series are entitled to receive upon any liquidation, dissolution, or winding up of the corporation;

(e)                                  The terms of any purchase, retirement, or sinking fund to be provided for the shares of such series;

(f)                                    The terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, and the terms and conditions of such conversion or exchange; and

(g)                                 The voting powers, if any (not to exceed one vote per share), of such series in addition to the voting powers provided in Sections 2.6 and 2.8.

The Preferred Stock of each series shall rank on a parity with the Preferred Stock of every other series in priority of payment of dividends and in the distribution of assets in the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, to the extent of the preferential amounts to which the Preferred Stock of the respective series shall be entitled under the provisions of the Certificate of Incorporation or any amendment thereto or the resolutions of the board of directors providing for the issue of such series.  All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall accumulate (if cumulative).

2.2                                 Definitions.

(a)                                  The term “arrearages,” whenever used in connection with dividends on any share of Preferred Stock, shall refer to the condition that exists as to dividends, to the extent that they are cumulative (either unconditionally, or conditionally to the extent that the conditions have been fulfilled), on such share which shall not have been paid or declared and set apart for payment to the date or for the period indicated, but the term shall not refer to the condition that exists as to dividends, to the extent that they are noncumulative, on such share which shall not have been paid or declared and set apart for payment.

(b)                                 The term “stock junior to the Preferred Stock,” whenever used with reference to the Preferred Stock, shall mean the Common Stock and other stock of the corporation over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, liquidation, or winding up of the corporation.

(c)                                  The term “subsidiary” shall mean any corporation, association, or business trust, the majority of whose outstanding shares (at the time of determination) having voting power for the election of directors or trustees, either at all times or only so long as no senior class of shares has such voting power because of arrearages in dividends or because of the existence of some default, is owned directly or indirectly by the corporation.

2.3                                 Dividend Rights.

(a)                                  The holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, preferential dividends in cash payable at such rate, from such date, and on such quarterly dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of the Certificate of Incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of such series.  The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or any amendment thereto, or such resolutions of the board of directors, nor shall any arrearages in dividends on the Preferred Stock bear any interest.

(b)                                 So long as any of the Preferred Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preferred Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preferred Stock, unless

(i)                                     There shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period, and dividends in full for the current quarterly dividend period shall have been paid or declared on all Preferred Stock (cumulative and noncumulative); and

(ii)                                  The corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preferred Stock of any series; and

(iii)                               The corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.

(c)                                  So long as any of the Preferred Stock is outstanding, no shares of any stock junior to the Preferred Stock shall be purchased, redeemed, or otherwise acquired by the corporation or by any subsidiary except in connection with a reclassification or exchange of any stock junior to the Preferred Stock through the issuance of other stock junior to the Preferred Stock, or the purchase, redemption, or other acquisition of any stock junior to the Preferred Stock, with proceeds of a reasonably contemporaneous sale of other stock junior to the Preferred Stock, nor shall any funds be set aside or made available for any sinking fund for the purchase or redemption of any stock junior to the Preferred Stock, unless

(i)                                     There shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period; and

(ii)                                  The corporation shall have paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preferred Stock of any series; and

(iii)                               The corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.

(d)                                 Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property, or stock junior to the Preferred Stock) as may be determined by the board of directors may be declared and paid on the shares of any stock junior to the Preferred Stock from time to time, and in the event of the declaration and payment of any such dividends, the holders of such junior stock shall be entitled, to the exclusion of holders of the Preferred Stock, to share ratably therein according to their respective interests.

(e)                                  Dividends in full shall not be declared or paid or set apart for payment on any series of Preferred Stock unless there shall be no arrearages in dividends on Preferred Stock for any past quarterly dividend period and dividends in full for the current quarterly dividend period shall have been paid or declared on all Preferred Stock to the extent that such dividends are cumulative, and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

2.4                                 Liquidation Rights.

(a)                                  In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive the full preferential amount fixed by the Certificate of Incorporation or any amendment thereto, or by the resolutions of the board of directors providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Preferred Stock.  After such payment in full to the holders of the Preferred Stock, the remaining assets of the corporation shall then be distributable exclusively among the holders of any stock junior to the Preferred Stock, according to their respective interests.

(b)                                 If the assets of the corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preferred Stock of the respective series in the event of a liquidation, dissolution, or winding up, then the assets available for distribution to holders of the Preferred Stock shall be distributed ratably to such holders in proportion to the full preferential amounts payable on the respective shares.

(c)                                  A consolidation or merger of the corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the corporation shall not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary.

2.5                                 Redemption.

(a)                                  Subject to the provisions of paragraph (a)(v) of Section 2.6, the corporation may, at the option of the board of directors, redeem the whole or any part of the Preferred Stock, or of any series thereof, at any time or from time to time within the period during which such stock is by its terms redeemable at the option of the board of directors, by paying such redemption price thereof as shall have been fixed by the Certificate of Incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, including an amount in the case of each share so to be redeemed equal to any arrearages in dividends thereon to the date fixed for redemption (the total amount so to be paid being hereinafter called the “redemption price”).

(b)                                 Unless expressly provided otherwise in the Certificate of Incorporation or any amendment thereto or by the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, (i) notice of each such redemption shall be mailed not less than 30 days nor more than 90 days prior to the date fixed for redemption to each holder of record of shares of the Preferred Stock to be redeemed, at his address as the same may appear on the books of the corporation, and (ii) in case of a redemption of a part only of any series of the Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the board of directors may determine.  The board of directors shall have full power and authority, subject to the limitations and provisions contained in the Certificate of Incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of the Preferred Stock to be redeemed, to prescribe the manner in which and the terms and conditions upon which the Preferred Stock may be redeemed from time to time.

(c)                                  If any such notice of redemption shall have been duly given, then on and after the date fixed in such notice of redemption (unless default shall be made by the corporation in the payment or deposit of the redemption price pursuant to such notice) all arrearages in dividends, if any, on the shares of Preferred Stock so called for redemption shall cease to accumulate, and on such date all rights of the holders of the Preferred Stock so called for redemption shall cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption and such rights, if any, of conversion or exchange as may exist with respect to such Preferred Stock under the provisions of the Certificate of Incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of such Preferred Stock.

(d)                                 If, before the redemption date specified in any notice of the redemption of any Preferred Stock, the corporation shall deposit the redemption price with a bank or trust company in New York, New York, having a capital and surplus of at least $10,000,000 according to its last published statement of condition, in trust for payment on the redemption date to the holders of the Preferred Stock to be redeemed, from and after the date of such deposit all rights of the holders of the Preferred Stock so called for redemption shall cease and terminate except the right to receive the redemption price upon surrender of their certificates for redemption and such rights, if any, of conversion or exchange as may exist with respect to such Preferred Stock under the provisions of the Certificate of Incorporation or any amendment thereto or in the resolutions of the board of directors providing for the issue of such Preferred Stock.  Any funds so deposited which are not required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the corporation forthwith.  The corporation shall be entitled to receive from the depository, from time to time, the interest, if any, allowed on such funds deposited with it, and the holders of the shares so redeemed shall have no claim to any such interest.  Any funds so deposited and remaining unclaimed at the end of six years from the redemption date shall, if thereafter requested by the board of directors, be repaid to the corporation.

(e)                                  Shares of Preferred Stock of any series may also be subject to redemption, in the manner hereinabove prescribed under this Section 2.5, through operation of any sinking or retirement fund created therefor, at the redemption prices and under the terms and provisions contained in the resolutions of the board of directors providing for the issue of such series.

(f)                                    The corporation shall not be required to register a transfer of any share of Preferred Stock (i) within 15 days preceding a selection for redemption of shares of the series of Preferred Stock of which such share is a part or (ii) which has been selected for redemption.

(g)                                 If any obligation to retire shares of Preferred Stock is not paid in full on all series as to which such obligation exists, the number of shares of each such series to be retired pursuant to any such obligation shall be in proportion to the respective amounts which would be payable if all amounts payable for the retirement of all such series were discharged in full.

2.6                                 Restrictions on Certain Action Affecting Preferred Stock.  The corporation will not, without the consent given in writing or affirmative vote given in person or by proxy at a meeting held for the purpose,

(a)                                  By the holders of at 66 2/3% of the shares of Preferred Stock then outstanding,

(i)                                     Amend, alter, or repeal any of the provisions of the Certificate of Incorporation, or any amendment thereto, or the bylaws, of the corporation, so as to affect adversely the powers, preferences, or rights of the holders of the Preferred Stock or reduce the time for any notice to which only the holders of the Preferred Stock may be entitled; provided, however, the amendment of the provisions of the Certificate of Incorporation, as amended, so as to authorize or create, or to increase the authorized amount of Common Stock or other stock junior to the Preferred Stock or any stock of any class ranking on a parity with the Preferred Stock shall not be deemed to affect adversely the powers, preferences, or rights of the holders of the Preferred Stock;

(ii)                                  Authorize or create, or increase the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the Preferred Stock;

(iii)                               Voluntarily dissolve, liquidate, or wind up the affairs of the corporation, or sell, lease, or convey all or substantially all its property and assets;

(iv)                              Merge or consolidate with or into any other corporation, unless each holder of Preferred Stock immediately preceding such merger or consolidation shall receive in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the Preferred Stock so held (in determining whether the shares in the resulting corporation so received have substantially the same rights and preferences the circumstance that such shares may constitute a different proportion of the ordinary voting power in the resulting corporation than the Preferred Stock constitutes of such voting power in the corporation shall be disregarded), and unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock either authorized or outstanding ranking prior to the shares received by such holder and no securities either authorized or outstanding which are convertible into such prior stock, except the same number of shares of prior stock and the same amount of such convertible securities, with the same rights and preferences, as correspond to the prior stock of the corporation and securities convertible into prior stock of the corporation, respectively, authorized and outstanding immediately preceding such merger or consolidation; or

(v)                                 Purchase or redeem less than all of the Preferred Stock at the time outstanding unless the full cumulative dividend on all shares of Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

(b)                                 By the holders of at 66 2/3% of the shares of any series of Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of the Certificate of Incorporation or any amendment thereto, or the bylaws, or of the resolutions of the board of directors providing for the issue of such series so as to affect adversely the powers, preferences, or rights of the holders of the Preferred Stock of such series in a manner not equally applicable to all series of Preferred Stock; or

(c)                                  By the holders of at least a majority of the shares of Preferred Stock then outstanding,

(i)                                     Increase the authorized amount of the Preferred Stock; or

(ii)                                  Create any other class or classes of stock ranking on a parity with the Preferred Stock, either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock ranking on a parity with the Preferred Stock, or increase the authorized number of shares of any such other class of stock or other security;

provided, however, that no such consent of the holders of the Preferred Stock shall be required if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the issuance of any such prior stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution, or winding up, sale, lease, conveyance, purchase, or redemption is to take effect, as the case may be, provision is to be made for the redemption of all shares of Preferred Stock at the time outstanding, or, in the case of any such amendment, alteration, or repeal as to which the consent of less than all the Preferred Stock would otherwise be required, for the redemption of all shares of Preferred Stock the consent of which would otherwise be required.

If an amendment described in clause (i) of paragraph (a) of this Section 2.6 would in no way affect adversely the powers, preferences, or rights of the holders of any stock of the corporation other than the Preferred Stock, such amendment may, to the extent permitted by Delaware law, be made effective by the adoption and filing of an appropriate amendment to the Certificate of Incorporation without obtaining the consent or vote of the holders of any stock of the corporation other than the Preferred Stock.

If an amendment described in paragraph (b) of this Section 2.6 would in no way affect adversely the powers, preferences, or rights of the holders of any stock of the corporation other than the Preferred Stock of a particular series, such amendment may, to the extent permitted by Delaware law, be made effective by the adoption and filing of an appropriate amendment to the Certificate of Incorporation of the corporation without obtaining the consent or vote of the holders of any stock of the corporation other than the Preferred Stock of such series.

2.7                                 Status of Preferred Stock Purchased, Redeemed, or Converted.  Shares of Preferred Stock purchased, redeemed, or converted into or exchanged for shares of any other class or series shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series.

2.8                                 Election of Directors by Holders of Certain Preferred Stock in Event of Nondeclaration of Dividends.

(a)                                  The provisions of this Section 2.8 shall apply only to those series of Preferred Stock (applicable Preferred Stock) to which such provisions are expressly made applicable by the Certificate of Incorporation or any amendment thereto or resolutions of the board of directors providing for the issue of such series.

(b)                                 Whenever declarations or payments of dividends (including noncumulative dividends) on the shares of any series of applicable Preferred Stock shall be omitted in an aggregate amount equal to six quarterly dividends, the holders of the applicable Preferred Stock shall have the exclusive and special right, voting separately as a class and without regard to series, to elect at an annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the applicable Preferred Stock called as hereinafter provided, three members of the board of directors, until four consecutive quarterly dividends shall have been paid on or declared and set apart for payment on the shares of such series, if the shares of such series are noncumulative, or until all arrearages in dividends and dividends in full for the current quarterly period shall have been paid on or declared and set apart for payment on the shares of such series, if the shares of such series are cumulative, whereupon all voting rights as a class provided for under this Section 2.8 shall be divested from the applicable Preferred Stock (subject, however, to being at any time or from time to time similarly revived if declarations or payments of dividends for subsequent quarterly periods shall be omitted).

(c)                                  At any time after the holders of the applicable Preferred Stock shall have thus become entitled to elect three members of the board of directors, the secretary of the corporation may, and upon written request of holders of record of at least 5% of the shares of the applicable Preferred Stock then outstanding addressed to him at the principal office of the corporation shall, call a special meeting of the holders of the applicable Preferred Stock for the purpose of electing such directors, to be held at the place of annual meetings of stockholders of the corporation as soon as practicable after the receipt of such request upon the notice provided by law and the bylaws of the corporation for the holding of special meetings of stockholders; provided, however, the secretary need not call any such special meeting if the next annual meeting of stockholders is to convene within 90 days after the receipt of such request.  If such special meeting shall not be called by the secretary within 30 days after receipt of such request (not including, however, a request falling within the proviso to the foregoing sentence), then the holders of record of at least 5% of the shares of the applicable Preferred Stock then outstanding may designate in writing one of their number to call such a meeting at the place and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the corporation for such purpose.

(d)                                 At any meeting at which the holders of the applicable Preferred Stock shall be entitled to vote for the election of such three directors as above provided, the holders of a majority of the applicable Preferred Stock then outstanding present in person or by proxy shall constitute a quorum for the election of such three directors and for no other purpose, and the vote of the holders of a majority of the applicable Preferred Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect three directors.  The election of any such directors shall automatically increase the number of members of the board of directors by the number of directors so elected.  The persons so elected as directors by the holders of the applicable Preferred Stock shall hold office until their successors shall have been elected by such holders or until the right of the holders of the applicable Preferred Stock to vote as a class in the election of directors shall be divested as provided in paragraph (b) of this Section 2.8.  Upon divestment of the right to elect directors as above provided, any directors so elected by the holders of the applicable Preferred Stock shall forthwith cease to be directors of the corporation, and the number of directorships shall automatically be reduced accordingly.  If a vacancy occurs in a directorship elected by the holders of the applicable Preferred Stock voting as a class, a successor may be appointed by the remaining director or directors so elected by the holders of the applicable Preferred Stock.

(e)                                  At any such meeting or any adjournment thereof, (i) the absence of a quorum of the holders of the applicable Preferred Stock shall not prevent the election of the directors other than those to be elected by holders of the applicable Preferred Stock voting as a class, and the absence of a quorum of holders of the shares entitled to vote for directors other than those to be elected by the holders of the applicable Preferred Stock voting as a class shall not prevent the election of the directors to be elected by the holders of the applicable Preferred Stock voting as a class, and (ii) in the absence of a quorum of the holders of the applicable Preferred Stock, the holders of a majority of the applicable Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect voting as a class, without notice other than announcement at the meeting, until a quorum shall be present, and in the absence of a quorum of the holders of the shares entitled to vote for directors other than those elected by the holders of the applicable Preferred Stock voting as a class, the holders of a majority of such stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

 3.                                   Other Provisions.

3.1                                 Authority for Issuance of Shares.  The board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value.  Shares so issued, for which the consideration has been paid to the corporation, shall be full paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

3.2                                 Voting for Directors.  All elections of directors may be by voice vote, rather than by ballot, unless, by resolution adopted by the majority vote of the stockholders represented at the meeting, the election of directors by ballot is required.

3.3                                 No Preemptive Rights.  No holder of shares of any class of the corporation nor of any security or obligation convertible into, nor of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire, shares of any class of the corporation or of any security convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the corporation, whether now or hereafter authorized.

3.4                                 Abandonment of Dividends and Distributions.  Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in or to any dividends declared, or other distributions made, by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends or other distributions in the possession of the corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

3.5                                 Record Date.  The board of directors may set a record date in the manner and for the purposes authorized in the bylaws of the corporation, with respect to shares of stock of the corporation of any class or series.

3.6                                 No Consents.  Any action required or permitted to be taken at any annual or special meeting of stockholders must be taken at such a meeting duly called, upon proper notice to all stockholders entitled to vote.  No action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote.

 4.                                   Provisions Relating to Series D Preferred Stock.  The provisions of the Convertible Preferred Stock, Series D, of the corporation are set forth in full in Annex I to this Restated Certificate of Incorporation, and they are incorporated herein by this reference thereto.

 5.                                   Provisions Relating to Series F Preferred Stock.  The provisions of the 9.40% Cumulative Preferred Stock, Series F, of the corporation are set forth in full in Annex II to this Restated Certificate of Incorporation, and they are incorporated herein by this reference thereto.

 6.                                   Provisions Relating to Series G Preferred Stock.  The provisions of the Conversion Preferred Stock, Series G, of the corporation are set forth in full in Annex III to this Restated Certificate of Incorporation, and they are incorporated herein by this reference thereto.

FIFTH:  The amount of capital with which the corporation will commence business is $1,000.

SIXTH:  Reserved.

SEVENTH:  The corporation is to have perpetual existence.

EIGHTH:  The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever.

NINTH:

9.1                                 The business and affairs of the corporation shall be managed by or under the direction of a board of directors. The number of the directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors of the corporation, except that the minimum number of directors shall be fixed at no less than three and the maximum number of directors shall be fixed at no more than 15. The directors shall be elected by the stockholders at each annual meeting for a one-year term. The term of each director will end at the 2007 annual meeting of stockholders. Commencing with the 2007 annual meeting of stockholders, each director shall hold office for a one-year term and until such director’s successor shall have been duly elected and qualified.

9.2                                 Nominations for election to the board of directors of the corporation at a meeting of stockholders may be made by the board, on behalf of the board by any nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the board, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Corporate Secretary not less than 30 nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 35 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address, and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

9.3                                 Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any additional director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting and until such director’s successor shall have been elected and qualified.

9.4                                 Any director may be removed from office only with cause and only by the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

9.5                                 Notwithstanding the foregoing paragraphs 9.1, 9.2, 9.3, and 9.4, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and the then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected.

9.6                                 Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with the purpose and intent of this Article NINTH.

9.7                                 In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make and alter the bylaws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

The corporation may in its bylaws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

TENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the Court of which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

ELEVENTH:  Both stockholders and directors shall have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the state of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the state of Delaware at such places as may be from time to time designated by the board of directors.

TWELFTH:

12.1 In addition to any affirmative vote required by law or this Certificate of Incorporation or the bylaws, and except as otherwise expressly herein provided in this Article TWELFTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of a majority of the voting power of all the shares of Voting Stock (as hereinafter defined) held by stockholders other than an Interested Stockholder (as hereinafter defined), with which or by or on whose behalf, directly or indirectly, a Business Combination is proposed, voting together as a single class.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

12.2 The provisions of Section 12.1 of this Article TWELFTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation, the bylaws of the corporation, or any agreement with any national securities exchange, if all the conditions specified in either of the following paragraphs (a) or (b) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the corporation’s outstanding Capital Stock (as hereinafter defined), if the condition specified in the following paragraph (a) is met:

(a)                                  The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder as hereinafter defined to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined); or

(b)                                 All of the following conditions shall have been met:

(1)                                  The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subparagraphs (i) and (ii) below:

(i)                                     (if applicable) The highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (a) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(ii)                                  The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date referred to in this Article TWELFTH as the “Determination Date”), whichever is higher.

All per-share prices shall be adjusted to reflect any intervening stock splits, stock dividends, and reverse stock splits.

(2)                                  The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), and (iii) below:

(i)                                     (if applicable) The highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii)                                  The Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(iii)                               (if applicable) The highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

All per-share prices shall be adjusted for intervening stock splits, stock dividends, and reverse stock splits.

The provisions of this paragraph (b)(2) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

(3)                                  The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock.  If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

(4)                                  After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:  (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) in accordance with the terms of the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividend paid on the Common Stock (except as necessary to reflect any stock split, stock dividend, or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

(5)                                  After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(6)                                  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).  The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the corporation.

(7)                                  Such Interested Stockholder shall not have made any major change in the corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

12.3 For the purposes of this Article TWELFTH:

(a)                                  The term “Business Combination” shall mean:

(1)                                  Any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other company (whether or not such other company is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(2)                                  Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation, or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities, or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value and/or involving aggregate commitments of $40,000,000 or more or constituting more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of stockholders’ equity (in the case of transactions involving capital stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Combination involving the assets, securities, and/or commitments constituting any Substantial Part; or

(3)                                  The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(4)                                  Any reclassification of securities (including any reverse stock split), or recapitalization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Capital Stock, or any securities convertible into Capital Stock, or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(5)                                  Any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) through (4).

(b)                                 The term “Capital Stock” shall mean all capital stock of this corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the corporation generally.

(c)                                  A “person” shall mean any individual, firm, corporation, partnership, trust, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Capital Stock.

(d)                                 “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(1)                                  Is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

(2)                                  Is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock; or

(3)                                  Is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(e)                                  A person shall be a “beneficial owner” of any Capital Stock:

(1)                                  Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(2)                                  Which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

(3)                                  Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.  For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Article, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph (e) of this Article but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

(f)                                    “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985 (the term “registrant” in said Rule 12b-2 meaning, in this case, the corporation).

(g)                                 “Subsidiary” means any company of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, for the purposes of the definition of Interested Stockholder set forth in paragraph (d) of this section, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned, directly or indirectly, by the corporation.

(h)                                 “Continuing Director” means any member of the board of directors of the corporation (the “Board”) while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board on March 1, 1985, or prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended to succeed the Continuing Director by a majority of Continuing Directors then on the Board.

(i)                                     “Fair Market Value” means:  (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of Continuing Directors then on the Board.

(j)                                     In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(1) and (2) of Section 12.2 of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

12.4 The board of directors of the corporation shall have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of paragraph (b) of Section 12.2 have been met with respect to any Business Combination, and (e) whether any sale, lease, exchange, mortgage, pledge, transfer, or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation, or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities, or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder has an aggregate Fair Market Value and/or involves aggregate commitments of $40,000,000 or more or constitutes a Substantial Part.  Any such determination made in good faith shall be binding and conclusive on all parties.

12.5 Nothing contained in this Article TWELFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

12.6 Consideration for shares to be paid to any stockholder pursuant to this Article TWELFTH shall be the minimum consideration payable to the stockholder and shall not limit a stockholder’s right under any provision of law or otherwise to receive greater consideration for any shares of the corporation.

12.7 The fact that any Business Combination complies with the provisions of Section 12.2 of this Article TWELFTH shall not be construed to impose any fiduciary duty, obligation, or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

12.8 Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provisions inconsistent with or repeal this Article TWELFTH; provided, however, if such action has been proposed, directly or indirectly, on behalf of an Interested Stockholder, it must also be approved by the affirmative vote of a majority of the voting power of all of the shares of Voting Stock held by stockholders other than such Interested Stockholder, and further provided that this Section 12.8 shall not apply to, and such 80% vote shall not be required for, any amendment, repeal, or adoption unanimously recommended by the Board, if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of paragraph (h) of Section 12.3 of this Article TWELFTH.

THIRTEENTH:

13.1 No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article 13.1 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions prior to such amendment or repeal.

13.2 The corporation shall indemnity, to the fullest extent authorized or permitted and in the manner provided by law, any person made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity.  Nothing contained herein shall affect any rights to indemnification to which employees and agents other than directors and officers may be entitled by law, and the corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law.  The rights to indemnification set forth in this Section 13.2 shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of this Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise.  The corporation also is authorized to enter into contracts of indemnification.

FOURTEENTH:  The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, said OFFICEMAX INCORPORATED has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its Vice President and General Counsel this May 12, 2005.

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

ANNEX I

CERTIFICATE OF DESIGNATION

OF

CONVERTIBLE PREFERRED STOCK, SERIES D

OF

BOISE CASCADE CORPORATION

Pursuant to Section 151 of the

General Corporation Law

of the State of Delaware

The undersigned, Senior Vice President and Assistant Secretary, respectively, of Boise Cascade Corporation, a Delaware corporation (the “Company”), certify that pursuant to authority granted to and vested in the Board of Directors (the “Board of Directors”) of the Company by the provisions of the Restated Certificate of Incorporation of the Company, the Board of Directors has adopted the following resolution creating a series of Preferred Stock of the Company designated as the Convertible Preferred Stock, Series D:

RESOLVED, by the Board of Directors of Boise Cascade Corporation, a Delaware corporation (the “Company”), that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Company, the Board of Directors hereby creates a fourth series of the class of authorized Preferred Stock, without par value, of the Company consisting of 6,745,347 shares of Preferred Stock (such series being hereinafter sometimes called the “Series D Preferred Stock”) with a stated capital of $.01 per share, and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designations, preferences and relative, participating, and other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Company, which are applicable to the Preferred Stock of all series) as follows:

Section 1.  Designation and Amount; Special Purpose Restricted Transfer Issue.

(A)                              The shares of such series shall be designated “Convertible Preferred Stock, Series D” and the number of shares constituting such series shall initially be 6,745,347.

(B)                                Shares of Series D Preferred Stock shall be issued only to State Street Bank and Trust Company, as trustee, or any successor trustee (the “Trustee”) of the Savings and Supplemental Retirement Plan of the Company, as amended from time to time, or any successor or replacement plan (the “Plan”).  In the event of any transfer of shares of Series D Preferred Stock to any person other than the Trustee, the shares of Series D Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of Common Stock (as defined in paragraph (B) of Section 11 hereof) on the terms otherwise provided for the conversion of shares of Series D Preferred Stock into shares of

Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional, or special rights ascribed to shares of Series D Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series D Preferred Stock shall be so converted.  In the event of such a conversion, the transferee of the shares of Series D Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series D Preferred Stock have been automatically converted as of the date of such transfer.  Certificates representing shares of Series D Preferred Stock shall bear a legend to reflect the foregoing provisions.  Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series D Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7, and 8 hereof.

Section 2.  Dividends and Distributions.

Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series D Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available therefor, cash dividends (“Preferred Dividends”) at the rate of $3.31875 per share per annum, payable semiannually, one-half on the 28th day of June and one-half on the 28th day of December of each year (each a “Dividend Payment Date”) commencing on December 28, 1989, to holders of record on the tenth Business Day (as defined in paragraph (G) of Section 9 hereof) preceding such Dividend Payment Date (the “Dividend Record Date”).  In the event that any Dividend Payment Date shall fall on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.  Preferred Dividends shall begin to accrue on outstanding shares of Series D Preferred Stock from July 1, 1989.  Preferred Dividends shall accrue on a daily basis whether or not during such semiannual period there shall be funds legally available therefor, but Preferred Dividends accrued on the shares of Series D Preferred Stock for any period less than a full semiannual period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance of the shares of Series D Preferred Stock through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of 30-day months.  Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

Section 3.  Voting Rights.

The holders of shares of Series D Preferred Stock shall have the following voting rights:

The holders of shares of Series D Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as one class.  The holder of each share of Series D Preferred Stock shall be entitled to one vote for each share of Series D Preferred Stock held by such holder, provided, however, that the number of votes per share of Series D Preferred Stock shall not exceed the highest vote then permitted by applicable rules and regulations of the Securities and Exchange Commission or the

New York Stock Exchange; it being understood that whenever the “Conversion Price” (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the number of votes per share of Series D Preferred Stock shall also be similarly adjusted.  Notwithstanding the foregoing, no adjustment in the number of votes per share of Series D Preferred Stock shall be made to the extent that such adjustment will result in voting rights per share of Series D Preferred Stock which would not be permitted by the Restated Certificate of Incorporation of the Company as then in effect or by applicable rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange.  In the event that the number of votes per share of Series D Preferred Stock is not adjusted upon an adjustment to the Conversion Price in accordance with the immediately preceding sentence, then the Board of Directors of the Company shall promptly take such action as may be necessary to equitably adjust for such adjustment to the Conversion Price, including without limitation, subdividing outstanding shares of Series D Preferred Stock to the extent the Company has authorized shares of Series D Preferred Stock which are not then outstanding, or designating and issuing additional shares of Series D Preferred Stock to the extent the Company has authorized shares of Preferred Stock which are not then outstanding and are undesignated as to series; provided, however, no such action on the part of the Board of Directors shall adjust or change the aggregate economic terms assigned to the outstanding shares of Series D Preferred Shares; provided, further, no such action shall be taken which would result in a violation of the applicable rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange.

Section 4.  Liquidation, Dissolution, or Winding Up.

(A)                              In the event of any liquidation, dissolution, or winding up of the Company, voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders, liquidating distributions in the amount of $45.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution.  After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of Series D Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

(B)                                Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company, shall be deemed to be a dissolution, liquidation, or winding up of the affairs of the Company for purposes of this Section 4, but the holders of Series D Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

(C)                                Written notice of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series D Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication, or by first-class mail (postage prepaid), delivered, sent, or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of Series D Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series D Preferred Stock.

Section 5.  Conversion into Common Stock.

(A)                              A holder of shares of Series D Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7, or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $56.00 per share of Common Stock, with each share of Series D Preferred Stock being valued at $45.00 for such purpose, and which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the “Conversion Price”) (that is, a conversion rate initially equivalent to 0.80357 shares of Common Stock for each share of Series D Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided in Section 9); provided, however, that in no event shall the Conversion Price be lower than the par value, if any, of the Common Stock.

(B)                                Any holder of shares of Series D Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series D Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series D Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series D Preferred Stock by the Company or the transfer agent for the Series D Preferred Stock, accompanied by written notice of conversion.  Such notice of conversion shall specify (i) the number of shares of Series D Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series D Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes new certificates issued upon such conversion to be delivered.

(C)                                Upon surrender of a certificate representing a share or shares of Series D Preferred Stock for conversion, the Company shall issue and send by hand delivery, by courier, or by first-class mail (postage prepaid), to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.  In the event that there shall have been surrendered a certificate or certificates representing shares of Series D Preferred Stock, only part of which are to be converted, the Company shall issue and send to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series D Preferred Stock which shall not have been converted.

(D)                               The issuance by the Company of shares of Common Stock upon a conversion of shares of Series D Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series D Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as herein provided.  On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of record of Common Stock as of any period prior to such effective date.  The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series D Preferred Stock on a Dividend Payment Date if the Dividend Record Date for such dividend is subsequent to the effective date of conversion of such shares.

(E)                                 The Company shall not be obligated to deliver to holders of Series D Preferred Stock any fractional share of shares of Common Stock issuable upon any conversion of such shares of Series D Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(F)                                 The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series D Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series D Preferred Stock then outstanding.  Nothing contained herein shall preclude the Company from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series D Preferred Stock into Common Stock pursuant to the terms hereof.  The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series D Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series D Preferred Stock then outstanding and convertible into shares of Common Stock.

Section 6.  Redemption At the Option of the Company.

(A)                              The Series D Preferred Stock shall be redeemable (i) in whole or in part, at the option of the Company at any time after June 28, 1993, or (ii) at any time after the date of issuance as provided by paragraph (E) of this Section 6, at the following redemption prices per share:

During the Twelve-Month
Period Beginning June 28, 1989	Price Per Share

1989	$48.31875
1990	47.98688
1991	47.65500
1992	47.32313
1993	46.99125
1994	46.65938
1995	46.32750
1996	45.99563
1997	45.66375
1998	45.33188

and thereafter at $45.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.  Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (G) of this Section 6.  From and after the date fixed for redemption, dividends on shares of Series D Preferred Stock called for redemption will cease to accrue, such shares of Series D Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of Series D Preferred Stock shall cease, except the right to receive the redemption price.  If less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of Series D Preferred Stock of each holder determined pro rata based on the number of shares of Series D Preferred Stock held by each holder or shall select the shares of Series D Preferred Stock to be redeemed by lot, as may be determined by the Board of Directors of the Company.

(B)                                Unless otherwise required by law, notice of redemption will be sent to the holders of Series D Preferred Stock at the address shown on the books of the Company by first-class mail (postage prepaid), mailed not less than fifteen (15) days nor more than sixty (60) days prior to the redemption date.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series D Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series D Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares of Series D Preferred Stock to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock at the time.  Upon surrender of the certificate for any shares of Series D Preferred Stock so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

(C)                                (i) Within thirty (30) days after the later of (a) the effective date or (b) the enactment date of a change in any statute, rule, or regulation of the United States of America which has the effect of limiting or making unavailable to the Company all or any of the tax deductions for amounts paid (including dividends) on the shares of Series D Preferred Stock when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series D Preferred Stock are initially issued, or (ii) if the Company, in good faith after consultation with counsel to the Company, determines that the voting provisions contained herein are not in compliance with Rule 19c-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares of Series D Preferred Stock for the amount payable in respect of such shares upon liquidation of the Company pursuant to Section 4 hereof.

(D)                               In the event that shares of Series D Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, the Company may in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares of Series D Preferred Stock at a redemption price equal to the higher of (i) the amount payable in respect of the shares of Series D Preferred Stock being redeemed upon liquidation of the Company pursuant to Section 4 hereof and (ii) the Fair Market Value (as defined in paragraph (G) of Section 9 hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series D Preferred Stock being redeemed, plus accrued and unpaid dividends on such shares of Series D Preferred Stock (the “Consideration Price”).

(E)                                 In the event that the Plan is terminated or the employee stock ownership plan component of the Plan pursuant to which the shares of Series D Preferred Stock are then held by the Trustee is eliminated from the Plan in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company shall, as soon thereafter as practicable, call for redemption on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6 all then outstanding shares of Series D Preferred Stock.

(F)                                 Notwithstanding anything to the contrary in paragraph (A) of this Section 6, upon the termination of a plan participant’s employment with the Company, the Company may elect to redeem any or all shares of Series D Preferred Stock held for the account of such participant at a redemption price equal to the higher of (i) the amount payable in respect of the shares of Series D Preferred Stock being redeemed upon liquidation of the Company pursuant to Section 4 hereof and (ii) the Consideration Price.

(G)                                The Company, at its option, may make payment of the redemption price required by this Section 6 or Section 7 upon redemption of shares of Series D Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value.

Section 7.  Other Redemption Rights.

(A)                              At any time and from time to time upon notice to the Company given not less than five (5) Business Days prior to the date fixed by the holder in such notice for the redemption of shares of Series D Preferred Stock in accordance with the provisions of this subsection, upon certification by such holder to the Company that the holder must provide for distributions to participants under, or must satisfy an investment election provided to participants in accordance with, the Plan, then shares of Series D Preferred Stock shall be redeemed by the Company to the extent necessary for the holder to provide for such distributions or to satisfy such investment elections, at a redemption price equal to the higher of (i) the amount payable in respect of the Series D Preferred Stock being redeemed upon liquidation of the Company pursuant to Section 4 hereof and (ii) the Consideration Price.

(B)                                Subject to the immediately following sentence, in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a)

or that the portion of the Plan which is intended to be an employee stock ownership plan is not initially determined to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, then, upon notice to the Company given not less than five (5) Business Days prior to the date fixed by the holder in such notice for the redemption (hereinafter described), at the option of the holder, shares of Series D Preferred Stock shall be redeemed by the Company at a redemption price equal to the higher of (i) the amount payable in respect of the Series D Preferred Stock being redeemed upon liquidation of the Company pursuant to Section 4 hereof and (ii) the Consideration Price.  If such unfavorable determination would result solely from the rights otherwise given the holder by the immediately preceding sentence, such sentence shall have no force and effect and shall not give the holder any such rights.

Section 8.  Consolidation, Merger, Etc.

(A)                              In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified, or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of Series D Preferred Stock within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series D Preferred Stock of such holder shall, in connection with such consolidation, merger, or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional, or other special rights (including the redemption rights provided by Sections 6, 7, and 8 hereof), and the qualifications, limitations, or restrictions thereon, that the Series D Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series D Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series D Preferred Stock, then the shares of Series D Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash, or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash, or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (however, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each nonelecting share, then the kind and amount so receivable upon such transaction for each nonelecting share shall be the kind and amount so receivable per share by the plurality of the nonelecting shares); and provided further that in the event the consideration receivable by such a holder of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any such rights of election consists solely of such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares, then the shares of Preferred Stock shall be assumed by and become preferred stock of the successor or resulting corporation and shall be convertible after such transaction, all as provided in the provisions of this paragraph (A) prior to the first proviso hereof.  The rights of the Series D Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Sections 3 and 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such sections prior to such transaction.  The Company shall not consummate any such merger, consolidation, or similar transaction unless all then outstanding shares of Series D Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(B)                                In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified, or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series D Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation, or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted at such time so that each share of Series D Preferred Stock shall by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash, or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series D Preferred Stock, then the shares of Series D Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash, or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash, or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash, or other property receivable upon such transaction is not the same for each nonelecting share, then the kind and amount of stock, securities, cash, or other property receivable upon such transaction for each nonelecting share shall be the kind and amount so receivable per share by a plurality of the nonelecting shares).

(C)                                In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8 or in the first proviso in paragraph (A) of this Section 8 to the extent that shares of Series D Preferred Stock may be converted into or exchanged for or changed, reclassified, or converted into stock or securities or cash or other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities and cash payments, if any, in lieu of fractional shares, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of Series D Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series D Preferred Stock, a cash payment equal to the higher of (i) the amount payable in respect of the shares of Series D Preferred Stock being redeemed upon liquidation of the Company pursuant to Section 4 hereof and (ii) the Consideration Price.  No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth Business Day prior to consummation of such transaction.

Section 9.  Antidilution Adjustments.

(A)                              In the event the Company shall, at any time or from time to time while any of the shares of Series D Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, subject to paragraphs (E) and (F) of this Section 9, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.  An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

(B)                                In the event that the Company shall, at any time or from time to time while any of the shares of Series D Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, subject to paragraphs (E) and (F) of this Section 9, the

Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

(C)                                In the event the Company shall, at any time or from time to time while any of the shares of Series D Preferred Stock are outstanding, issue, sell, or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance, or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale, or exchange, less than the Fair Market Value of such shares on the date of issuance, sale, or exchange, then, subject to paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale, or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale, or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale, or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold, or exchanged by the Company.  In the event the Company shall, at any time or from time to time while any shares of Series D Preferred Stock are outstanding, issue, sell, or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security issued after the date hereof which is convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Company) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance, or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale, or exchange, less than the Nondilutive Amount (as hereinafter defined), then, subject to paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale, or exchange plus (II) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale, or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Company would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common

Stock on the day immediately preceding the first public announcement of such issuance, sale, or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale, or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

(D)                               In the event the Company shall, at any time or from time to time while any of the shares of Series D Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares, or recapitalization of the Company (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the exdividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the exdividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be.  The Company shall send each holder of Series D Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock.  Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series D Preferred Stock may be converted at such time.

(E)                                 Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price.  Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

(F)                                 If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction.  If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company.  The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company.  The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification, or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to the holders of the Common Stock.

(G)                                For purposes of this Resolution, the following definitions shall apply:

“Adjustment Period” shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

“Business Day” shall mean any day which is not a Saturday, Sunday, or a bank holiday in New York, New York, or Los Angeles, California.

“Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean (i) for purposes of Sections 6 and 7 hereof, the mean between the highest and lowest reported sales price on such day and (ii) for all other purposes hereof, the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System (“NASDAQ”) or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof, in each case, on each trading day during the Adjustment Period.

“Extraordinary Distribution” shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of the Series D Preferred Stock are outstanding) (i) of cash (other than a regularly scheduled quarterly dividend not exceeding 125% of the average quarterly dividend for the preceding period of 12 months), where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months), when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds seven and one-half percent (7.5%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the exdividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company) or any combination thereof.  The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

“Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, (i) for purposes of Sections 6 and 7 hereof, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.  The “Fair Market Value” of any security which is not publicly traded (other than the Series D Preferred Stock) or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

“Nondilutive Amount” in respect of an issuance, sale, or exchange by the Company of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale, or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Nondilutive Amount be less than zero.  For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale, or exchange of such security by the Company.

“Pro Rata Repurchase” shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company, or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series D Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock, other than any such purchase effected prior to December 31, 1989, with the proceeds of the sale of the Series D Preferred Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.  For purposes of this paragraph (G) of this Section 9, shares shall be deemed to have been purchased by the Company or any subsidiary thereof “in open market transactions” if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series D Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

(H)                               In the event that the Board of Directors of the Company adjusts the number of outstanding shares of Series D Preferred Stock in accordance with Section 3 hereof, then in lieu of any other adjustment to the Conversion Price pursuant to this Section 9, the Board of Directors of the Company may make such other adjustments as they deem appropriate.  The determination of the Board of Directors of the Company as to whether an adjustment should be made pursuant to the foregoing sentence of this paragraph 9(H), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company.

(I)                                    Whenever an adjustment to the Conversion Price and the related voting rights of the Series D Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series D Preferred Stock, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series D Preferred Stock.  Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation.  Promptly after each adjustment to the Conversion Price and the related voting rights of the shares of the Series D Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series D Preferred Stock.

Section 10.  Ranking; Attributable Capital And Adequacy of Surplus; Retirement of Shares.

(A)                              The Series D Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution, and winding up of the Company.

(B)                                In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series D Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the Delaware General Corporation Law (“DGCL”) if, as a result thereof, the surplus of the Company for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series D Preferred Stock during the following three years.

(C)                                Any shares of Series D Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as herein provided, or otherwise so acquired, shall be retired as shares of Series D Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

Section 11.  Miscellaneous.

(A)                              All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed:  (i) if to the Company, to its office at One Jefferson Square, Boise, Idaho 83728 (Attention:  Senior Vice President and General Counsel), or to the transfer agent for the Series D Preferred Stock, or other agent of the Company designated as permitted hereby or (ii) if to any holder of the Series D Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series D Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

(B)                                The term “Common Stock” as used in this Resolution means the Company’s Common Stock, $2.50 par value, as the same exists at the date of filing of a Certificate of Designation relating to Series D Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any share of Series D Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Series D Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10, and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

(C)                                The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series D Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery, or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(D)                               In the event that a holder of shares of Series D Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series D Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series D Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

(E)                                 Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation, or winding up or otherwise made upon the Series D Preferred Stock and any other stock ranking on a parity with the Series D Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share of Series D Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions, or payments, as the case may be, then payable per share on the Series D Preferred Stock and such other stock bear to each other.

(F)                                 The Company may appoint, and from time to time discharge and change, a transfer agent for the Series D Preferred Stock.  Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by hand delivery, by courier, by standard form of telecommunication, or by first-class mail, (postage prepaid), to each holder of record of Series D Preferred Stock.

IN WITNESS WHEREOF, this certificate has been executed and attested by the undersigned this 10th day of July, 1989.

Name: J. E. Clute
Title: Senior Vice President

ATTEST:

Name: David G. Gadda
Title: Assistant Secretary

ANNEX II

CERTIFICATE OF DESIGNATION

OF

9.40% CUMULATIVE PREFERRED STOCK, SERIES F

OF

BOISE CASCADE CORPORATION

Pursuant to Section 151 of the

General Corporation Law

of the State of Delaware

Boise Cascade Corporation, a Delaware corporation (the “Corporation”), certifies that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Corporation’s Restated Certificate of Incorporation, the Board of Directors of the Corporation has adopted the following resolution creating a series of Preferred Stock of the Corporation:

RESOLVED, by the Board of Directors (the “Board of Directors”) of Boise Cascade Corporation, a Delaware corporation (the “Corporation”), that, pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), the Board of Directors hereby creates a sixth series of the class of authorized Preferred Stock, without par value, of the Corporation, and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional, and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designation, preferences and relative, participating, and other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Restated Certificate of Incorporation which are applicable to the Preferred Stock of all series) as follows:

 1.                                    Designation and Amount.  The shares of such series shall be designated the “9.40% Cumulative Preferred Stock, Series F” and the number of shares constituting such series shall be 115,000.  The shares of such series shall have a stated capital of $.01 per share.  Such series is herein sometimes referred to as the “Series F Preferred Stock.”

 2.                                    Dividends.  The holders of the shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends (“Preferred Dividends”) at the rate of $94.00 per share per annum, payable quarterly in arrears, one quarter each on the 15th day of the months of January, April, July, and October in each year (each a “Dividend Payment Date”) commencing on April 15, 1993.  In the event that any Dividend Payment Date shall fall on any day other than a business day (as hereinafter defined), the Preferred Dividend due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.  Preferred Dividends shall begin to accrue from the date of initial issuance of the Series F Preferred Stock.  Preferred Dividends shall accrue on a daily basis whether or not in any such quarterly period there shall be funds of the Corporation legally available therefor and whether or not such Preferred Dividends are declared, but Preferred Dividends accrued for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first Preferred Dividend, from the date of initial issuance of the shares of Series F Preferred Stock to the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months.  Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.  As used herein, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

 3.                                    Optional Redemption.  The shares of Series F Preferred Stock are not redeemable by the Corporation prior to February 15, 1998.  On and after February 15, 1998, the outstanding shares of Series F Preferred Stock or any part thereof may be redeemed by the Corporation, at its option expressed by resolution of the Board of Directors, at any time or from time to time, at the redemption price of $1,000 per share, plus an amount equal to any arrearages in dividends thereon.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series F Preferred Stock to be redeemed at the address shown on the books of the Corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective).  On or after the redemption date fixed in such notice, dividends shall cease to accumulate on shares of Series F Preferred Stock called for redemption (unless the Corporation defaults in the payment or deposit of the redemption price pursuant to such notice).

 4.                                    Liquidation Rights.  In the event of any liquidation or dissolution or winding up of the Corporation, voluntary or involuntary, the holders of the Series F Preferred Stock shall be entitled to receive the sum of $1,000 per share, plus an amount equal to any arrearages in dividends thereon.

 5.                                    Voting Rights.  Except as set forth in the following sentence of this paragraph 5, the holders of Series F Preferred Stock shall have no voting rights.  The holders of Series F Preferred Stock shall have one vote per share on each of the matters on which they are entitled to vote by applicable law, by the provisions of Section 2.6 of the Restated Certificate of Incorporation or by the provisions of Section 2.8 of the Restated Certificate of Incorporation, which Section 2.8 shall be applicable to the Series F Preferred Stock.

IN WITNESS WHEREOF, Boise Cascade Corporation has caused this Certificate of Designation to be signed by John W. Holleran, its Vice President and General Counsel, and attested by A. James Balkins III, its Corporate Secretary, this 29th day of January, 1993.

BOISE CASCADE CORPORATION

By
John W. Holleran
Vice President and General Counsel

ATTEST:

By
A. James Balkins III
Corporate Secretary

ANNEX III

CERTIFICATE OF DESIGNATION

OF

CONVERSION PREFERRED STOCK, SERIES G

OF

BOISE CASCADE CORPORATION

Pursuant to Section 151 of the

General Corporation Law

of the State of Delaware

Boise Cascade Corporation, a Delaware corporation (the “Corporation”), certifies that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Corporation’s Restated Certificate of Incorporation, the Board of Directors of the Corporation has adopted the following resolution creating a series of Preferred Stock of the Corporation:

RESOLVED, by the Board of Directors (the “Board of Directors”) of Boise Cascade Corporation, a Delaware corporation (the “Corporation”), that, pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), the Board of Directors hereby creates a seventh series of the class of authorized Preferred Stock, without par value, of the Corporation, and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designation, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Restated Certificate of Incorporation which are applicable to the Preferred Stock of all series) as follows:

 1.                                    Designation and Amount.  The shares of such series shall be designated the “Conversion Preferred Stock, Series G” and the number of shares constituting such series shall be 862,500.  The shares of such series shall have a stated capital of $.01 per share.  Such series is herein sometimes referred to as the “Series G Preferred Stock.”

 2.                                    Dividends.  The holders of the shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends (“Preferred Dividends”) at the rate of $15.80 per share per annum, payable quarterly in arrears, one quarter each on the 15th day of the months of January, April, July, and October in each year (each a “Dividend Payment Date”) commencing on October 15, 1993.  In the event that any Dividend Payment Date shall fall on any day other than a business day (as hereinafter defined), the Preferred Dividend due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.  Preferred Dividends shall begin to accrue from the date of initial issuance of the Series G Preferred Stock.  Preferred

Dividends shall cease to accrue on shares of Series G Preferred Stock on the Mandatory Conversion Date (as hereinafter defined) or on the date of their earlier conversion or redemption.  Preferred Dividends shall accrue on a daily basis whether or not in any such quarterly period there shall be funds of the Corporation legally available therefor and whether or not such Preferred Dividends are declared, but Preferred Dividends accrued for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first Preferred Dividend, from the date of initial issuance of the shares of Series G Preferred Stock to the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months.  Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

 3.                                    Conversion or Redemption.

(a)                                  Automatic Conversion on the Mandatory Conversion Date.  Unless earlier either called for redemption in accordance with the provisions of paragraph 3(b) or converted at the option of the holder in accordance with the provisions of paragraph 3(c), on October 15, 1997 (the “Mandatory Conversion Date”), each outstanding share of Series G Preferred Stock shall convert automatically (the “Automatic Conversion”) into (i) shares of authorized common stock, $2.50 par value, of the Corporation (the “Common Stock”) at the Common Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and (ii) the right to receive an amount in cash equal to all accrued and unpaid Preferred Dividends on such share to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor.  The Common Equivalent Rate is initially ten shares of Common Stock for each share of Series G Preferred Stock and is subject to adjustment as set forth in paragraphs 3(d) and 3(e) below.  Preferred Dividends on the shares of Series G Preferred Stock shall cease to accrue and such shares of Series G Preferred Stock shall cease to be outstanding on the Mandatory Conversion Date.  The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series G Preferred Stock, and the Corporation may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series G Preferred Stock, provided that the Corporation shall give the holders of the shares of Series G Preferred Stock such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date.  Amounts payable in cash in respect of the shares of Series G Preferred Stock or in respect of such shares of Common Stock shall not bear interest.

(b)                                 Redemption by the Corporation.

(i)                                     Right to Call for Redemption.  Shares of Series G Preferred Stock are not redeemable by the Corporation prior to July 15, 1997 (the “Initial Redemption Date”).  At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Corporation shall have the right to call, in whole or in part, the outstanding shares of Series G Preferred Stock for redemption (subject to the notice provisions set forth in paragraph (3)(b)(iii) and to section 2.6(a)(v) of the Restated Certificate of Incorporation).  Upon such call, each holder of shares of Series G Preferred Stock to be redeemed shall be entitled to receive from the Corporation, in exchange for each such share of Series G Preferred Stock:

(A)                              A number of shares of Common Stock equal to the Call Price (as hereinafter defined) in effect on the redemption date divided by the Current Market Price (as hereinafter defined) of the Common Stock determined as of the second Trading Day (as hereinafter defined) immediately preceding the Notice Date (as hereinafter defined); and

(B)                                An amount in cash equal to all accrued and unpaid Preferred Dividends on such share of Series G Preferred Stock to the redemption date, whether or not earned or declared, out of funds legally available therefor.

The “Call Price” of each share of Series G Preferred Stock is $212.25 on and after the Initial Redemption Date through September 14, 1997, and $211.25 on and after September 15, 1997, until the Mandatory Conversion Date.  If fewer than all of the outstanding shares of Series G Preferred Stock are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series G Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable.

(ii)                                  Current Market Price.  As used in this paragraph 3, the term “Current Market Price” per share of the Common Stock on any date of determination means the lesser of (X) the average of the Closing Prices (as hereinafter defined) of the Common Stock for the fifteen consecutive Trading Days (as hereinafter defined) ending on and including such date of determination, or (Y) the Closing Price of the Common Stock for such date of determination; provided, however, with respect to any redemption of shares of Series G Preferred Stock, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such fifteen-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

(iii)                               Notice of Redemption.  The Corporation shall provide notice of any redemption of the shares of Series G Preferred Stock to holders of record of the Series G Preferred Stock to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption.  Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of Series G Preferred Stock to be redeemed, at such holder’s address as it appears on the stock register of the Corporation; provided, however, neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series G Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective.  A public announcement of any call for redemption shall be made by the Corporation prior to, or at the time of, the mailing of such notice of such call to holders of shares of Series G Preferred Stock.  As used in this paragraph 3(b), the term “Notice Date” with respect to any call for redemption of shares of Series G Preferred Stock means the date on which first occurs either the public announcement by the Corporation of such call for redemption or the commencement of mailing of the notice of such redemption to the holders of such shares, in each case pursuant to this subparagraph (iii).

Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

(A)                              The redemption date;

(B)                                That all outstanding shares of Series G Preferred Stock are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of Series G Preferred Stock, the number of such shares held by such holder to be redeemed;

(C)                                The Call Price, the number of shares of Common Stock deliverable upon redemption of each share of Series G Preferred Stock to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock;

(D)                               The place or places where certificates for such shares are to be surrendered for redemption; and

(E)                                 That dividends on the shares of Series G Preferred Stock to be redeemed shall cease to accrue on and after such redemption date (except as otherwise provided herein).

(iv)                              Deposit of Shares and Funds.  The Corporation’s obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this paragraph 3(b) shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York, New York, and having a capital and surplus of at least $50,000,000 according to its last published statement of condition, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this paragraph 3(b) upon the occurrence of the related redemption of Series G Preferred Stock and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares of Series G Preferred Stock to be redeemed as required by this paragraph 3(b), in trust for the account of the holders of such shares of Series G Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption of the shares of Series G Preferred Stock so called for redemption.  Any interest accrued on such funds shall be paid to the Corporation from time to time.  Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series G Preferred Stock so called for redemption shall look only to the Corporation for delivery of shares of Common Stock and the payment of any other funds due in connection with the redemption of Series G Preferred Stock.

(v)                                 Surrender of Certificates; Status.  Each holder of shares of Series G Preferred Stock to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the

Corporation at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this paragraph 3(b) following such surrender and following the date of such redemption.  In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares.  If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of Series G Preferred Stock so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, Preferred Dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of Series G Preferred Stock at the close of business on a record date for any payment of Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph 3(b) without interest upon surrender of their certificates therefor.  Holders of shares of Series G Preferred Stock that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of Series G Preferred Stock and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date.

(c)                                  Conversion at Option of Holder.  Shares of Series G Preferred Stock are convertible, in whole or in part, at the option of the holders thereof (“Optional Conversion”), at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 8.01 shares of Common Stock for each share of Series G Preferred Stock (the “Optional Conversion Rate”), subject to adjustment as set forth below.  The right to Optional Conversion of shares of Series G Preferred Stock called for redemption shall terminate at the close of business on the redemption date.

Optional Conversion of shares of Series G Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares), to the office of any transfer agent for the Series G Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation.  Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.

The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

Holders of shares of Series G Preferred Stock at the close of business on a record date for any payment of Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such record date and prior to such Dividend Payment Date.  However, shares of Series G Preferred Stock surrendered for Conversion after the close of business on a record date for any payment of Preferred Dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the Preferred Dividend thereon which is to be paid on such Dividend Payment Date (unless such shares are subject to redemption on a redemption date prior to such Dividend Payment Date).  Except as provided above, upon any Optional Conversion of shares of Series G Preferred Stock, the Corporation shall make no payment or allowance for unpaid Preferred Dividends, whether or not in arrears, on such shares of Series G Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

(d)                                 Adjustments to the Common Equivalent Rate and the Optional Conversion Rate.  The Common Equivalent Rate and the Optional Conversion Rate shall each be subject to adjustment from time to time as provided below in this paragraph (d).

(i)                                     If the Corporation shall pay or make a dividend or other distribution with respect to its Common Stock in shares of Common Stock (including by way of reclassification of any shares of its Common Stock), the Common Equivalent Rate and the Optional Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall each be increased by multiplying such Common Equivalent Rate and Optional Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of shares of Common Stock constituting such dividend or other distribution, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(ii)                                  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Common Equivalent Rate and the Optional Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Common Equivalent Rate and the Optional Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately reduced, such increases or reductions, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii)                               If the Corporation shall, after the date hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (determined pursuant to paragraph 3(b)(ii)) on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect on such record date, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price).  Shares of Common Stock owned by the Corporation or by another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation.  Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate and the Optional Conversion Rate shall each be readjusted to the Common Equivalent Rate and the Optional Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of the issuance of rights or warrants in respect of only the number of shares of Common Stock actually delivered.

(iv)                              If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness or other assets (including shares of capital stock of the Corporation other than Common Stock but excluding any cash dividends or any dividends or other distributions referred to in clauses (i) and (ii) above), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (iii) above), then in each such case the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect on the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be, by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (determined pursuant to paragraph 3(b)(ii) on such record date), and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock.  Such adjustment shall become effective on the opening of business on the business day next following the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be.

(v)                                 Any shares of Common Stock issuable in payment of a dividend or other distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or other distribution for purposes of calculating the number of outstanding shares of Common Stock under subparagraph (ii) above.

(vi)                              Anything in this paragraph 3 notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, in addition to those required by this paragraph 3, as the Corporation in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable.

(vii)                           In any case in which this paragraph 3(d) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to paragraph 3(a) or redemption pursuant to paragraph 3(b) occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event:  (A) issuing to the holder of any shares of Series G Preferred Stock surrendered for conversion or redemption the additional shares of Common Stock issuable upon such conversion or redemption over the shares of Common Stock issuable before giving effect to such adjustment; and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph 3(g).

(viii) All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/100th of a share of Common Stock.  No adjustment in the Common Equivalent Rate or in the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Common Equivalent Rate; provided, however, any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be made successively.

(ix)                                Before taking any action that would cause an adjustment reducing the Common Equivalent Rate or the Optional Conversion Rate such that the conversion price (for purposes of this paragraph, an amount equal to the liquidation value per share of Series G Preferred Stock divided by the Common Equivalent Rate or the Optional Conversion Rate, respectively, as in effect from time to time) would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the Common Equivalent Rate or the Optional Conversion Rate as so adjusted.

(x)                                   Before redeeming any shares of Series G Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon such redemption.

(e)                                  Adjustment for Certain Consolidations or Mergers.  In case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of the Series G Preferred Stock shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of the Series G Preferred Stock might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of the Series G Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that the public announcement of such redemption had been made on the last possible date permitted by the provisions of paragraph 3(b) hereof and applicable law; assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each nonelecting share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).  The kind and amount of securities into which the shares of the Series G Preferred Stock shall be convertible after consummation of such transaction shall be subject to adjustment as described in paragraph 3(d) following the date of consummation of such transaction.  The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

(f)                                    Notice of Adjustments.  Whenever the Common Equivalent Rate and Optional Conversion Rate are adjusted as provided in paragraph 3(d), the Corporation shall:

(i)                                     Forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance with this paragraph 3 and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or the Controller of the Corporation setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent or agents for the Series G Preferred Stock and the Common Stock;

(ii)                                  Make a prompt public announcement stating that the Common Equivalent Rate and Optional Conversion Rate have been adjusted and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate; and

(iii)                               Mail a notice stating that the Common Equivalent Rate and Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, to the holders of record of the outstanding shares of the Series G Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred but in any event within 45 days of the end of such fiscal quarter period.

(g)                                 Notices of Proposed Actions.  In case, at any time while any of the shares of Series G Preferred Stock are outstanding,

(i)                                     the Corporation shall declare a dividend (or any other distribution) on the Common Stock, excluding any cash dividends, or

(ii)                                  the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants, or

(iii)                               of any reclassification of the Common Stock (other than a subdivision or combination thereof) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Corporation, then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series G Preferred Stock, and shall cause to be mailed to the holders of shares of Series G Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up.  The failure to give or receive the notice required by this paragraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

(h)                                 No Fractional Shares.  No fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of the Series G Preferred Stock.  In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G Preferred Stock surrendered by the same holder for redemption or conversion on any redemption date or upon Automatic Conversion or Optional Conversion, such holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price of the Common Stock in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Day immediately preceding the Mandatory Conversion Date, in the case of Automatic Conversion or (B) as of the second Trading Day immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder.  If more than one share of Series G Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered or redeemed.

(i)                                     Reservation of Common Stock.  The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion or redemption of shares of Series G Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion or redemption of all the shares of Series G Preferred Stock then outstanding.

(j)                                     Definitions.  As used in this Certificate of Designation:

(i)                                     The term “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close;

(ii)                                  The term “Closing Price,” on any day, shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or a similarly generally accepted reporting service, or if not so available in such manner, as furnished by any

New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose; and

(iii)                               The term “Trading Day” shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

(k)                                  Payment of Taxes.  The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of Series G Preferred Stock pursuant to this paragraph 3; provided, however, the Corporation shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of Series G Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

 4.                                    Liquidation Rights.  In the event of any liquidation or dissolution or winding up of the Corporation, voluntary or involuntary, the holders of the Series G Preferred Stock shall be entitled to receive the sum of $211.25 per share, plus an amount equal to any arrearages in dividends thereon.

 5.                                    Voting Rights.  The holders of shares of Series G Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class.  The holder of each share of Series G Preferred Stock shall be entitled to one vote for each share of Series G Preferred Stock held by such holder.  In addition, the provisions of Section 2.8 of the Restated Certificate of Incorporation shall be applicable to the Series G Preferred Stock.

IN WITNESS WHEREOF, Boise Cascade Corporation has caused this Certificate of Designation to be signed by John W. Holleran, its Vice President and General Counsel, and attested by A. James Balkins III, its Corporate Secretary, this 22nd day of September, 1993.

BOISE CASCADE CORPORATION

By
John W. Holleran
Vice President and General Counsel

ATTEST:

By
A. James Balkins III
Corporate Secretary